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Exhibit 23.2

Consent of Ernst & Young LLP, Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8) of Inhale Therapeutic Systems, Inc., pertaining to the Shearwater Corporation 1996 Nonqualified Stock Option Plan, as amended, of our report dated January 23, 2001, with respect to the consolidated financial statements of Inhale Therapeutic Systems, Inc. included in its Annual Report, as amended (Form 10-K/A), for the year ended December 31, 2000, filed with the Securities and Exchange Commission, and of our report dated January 5, 2001, with respect to the financial statements of Bradford Particle Design plc included in the Current Report (Form 8-K) of Inhale Therapeutic Systems, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
August 9, 2001

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  Exhibit 23.2
Consent of Ernst & Young LLP, Independent Auditors